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                                                                   Exhibit 99.5
[LOGO]BT Alex. Brown
   Incorporated

                                                            [LOGO]BANKERS TRUST
                                                            Architects of Value


                    CONSENT OF BT ALEX. BROWN INCORPORATED

     We hereby consent to the use of Annex B containing our opinion letter dated June 21, 1998 (the "Opinion") to the Board of Directors of The Learning Company, Inc. ("TLC") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of TLC/Broderbund Software, Inc. ("Broderbund") relating to the business combination of TLC and Broderbund and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

Date: July 6, 1998

                                                     BT ALEX. BROWN INCORPORATED

                                                  By: /s/ Robert K. Packard
                                                     ---------------------------

                                                Name:     Robert K. Packard
                                                     ---------------------------

                                               Title:     Managing Director
                                                     ---------------------------